UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2011

Banks.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33074	59-3234205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Market Street, Suite 2200

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 20, 2008, Banks.com, Inc. (“Banks.com”) entered into a Search Distribution Agreement with InfoSpace Sales LLC (“InfoSpace”). The agreement provides for, among other things, granting Banks.com a license to utilize the InfoSpace paid meta-search results XML feed on various Banks.com owned properties through December 31, 2010. The agreement automatically renews for successive one year terms unless either party gives written notice of its intent to terminate at least thirty (30) days prior to the end of the then current term.

As of December 2, 2010, neither party provided the requisite notice of its intent to terminate the agreement. Therefore, the agreement between Banks.com and InfoSpace automatically renewed through December 31, 2011.

As of December 2, 2011, neither party provided the requisite notice of its intent to terminate the agreement. Therefore, the agreement between Banks.com and InfoSpace will automatically renew through December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2011	BANKS.COM, INC.

	By:	/s/ Daniel M. O’Donnell
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer (Principal Executive Officer)